UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.  20549

                          Form 8-K

                       Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2013
                 --------------------------

               Dynasil Corporation of America
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   (Exact name of registrant as specified in its charter)

Delaware                   000-27503                22-1734088
-----------               ---------------         -------------
(State or other           (Commission             (IRS Employer
jurisdiction of           File Number)           Identification No.)
incorporation)

            44 Hunt Street, Watertown, MA  02472
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          (Address of principal executive offices)

                       (617)-668-6855
 ----------------------------------------------------------
    (Registrant's telephone number, including area code)

                       Not Applicable
(Former name or former address, if changed since last report)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    Item 3.01 Notice of Delisting or a Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

  As previously disclosed, with the completion of John Millerick's term as a member of the Board of Directions as of the Annual Meeting of Stockholders on March 5, 2013 ("Annual Meeting"), the Company has been evaluating existing and possibly new members of the Board of Directors to serve on its Audit Committee in order to comply with Nasdaq Listing Rule 5605(c)(2), which requires, in relevant part, that an Audit Committee consist of at least three members.

  In its proxy statement for the Annual Meeting, the Company indicated that following the Annual Meeting it may only have two members on its Audit Committee for some time while it evaluates candidates and, therefore, may avail itself of the grace period set forth in Nasdaq Listing Rule 5605(c)(4) to regain compliance with this requirement.

  On March 6, 2013, the Company received a notice from The Nasdaq Stock Market ("Nasdaq") stating that the Company's Audit Committee did not satisfy the three member requirement set forth in Nasdaq Listing Rule 5605 following the Annual Meeting and that it was required to regain compliance within the grace period referred to above.

  Effective March 11, 2013, the Company's Board of Directors appointed existing independent Board member David Kronfeld to serve on the Audit Committee as it third member in order to regain compliance with this listing requirement. The Company continues to evaluate possible new members of the Board of Directors to serve on the Audit Committee.

  Item 5.07      Submission of Matters to a Vote of Security Holders.

  On March 5, 2013, the Company held its Annual Meeting. The matters voted upon were: (1) the election of six directors to serve until the next Annual Meeting; (2) the ratification of the appointment of McGladrey LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2013 and (3) an advisory vote regarding the compensation of the Company's named executive officers.

       (1)  Election of Directors.

  The shareholders of the Company elected each of the Director nominees proposed by the Company's Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.

  The following is a breakdown of the voting results:


  		Votes 		Votes 	     Broker Non-
		For		Withheld       Votes
                ---------       ---------    ----------
Craig T. Dunham	4,792,649	4,538,144	886
Lawrence Fox	4,860,594	4,470,199	886
William Hagan	4,998,041	4,332,752	886
Michael Joyner	5,092,147	4,238,646	886
David Kronfeld	4,942,697	4,388,096	886
Peter Sulick	4,898,766	4,432,027	886



At the Annual Meeting, a stockholder, Dr. Gerald Entine, made an in-person nomination of himself to serve as a director in lieu of Lawrence Fox. According to public filings, Dr. Gerald Entine has beneficial ownership of 3,434,325 shares of common stock as the sole trustee of the Gerald Entine 1988 Family Trust. Dr. Entine is a former member of the Board of Directors and was the President of the Company's RMD division until his retirement on November 30, 2011.

At the Annual Meeting, Dr. Entine voted all of the shares that he beneficially owns in favor of his nomination in lieu of Mr. Fox, and seven other stockholders (beneficially owning an aggregate of 8,264 shares) voted in person to do the same. As a result, there were 3,442,539 votes in favor of Dr. Entine's nomination. Further, Dr. Entine voted all of the 3,434,325 shares that he beneficially owns as a "withhold" against each of the six nominees, as reflected in the above results. Dr. Entine's nomination did not receive sufficient votes to pass.

In addition, Dr. Entine voted all the shares that he beneficially owns to "abstain" from Proposals 2 and 3, as reflected below.



(2)  Appointment of McGladrey LLP as
     Independent Registered Public Accounting Firm.

The shareholders of the Company ratified the appointment of McGladrey LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2013.

The following is a breakdown of the voting results:


  			Votes For	Votes Against	Abstentions
			---------       -------------   -----------
Number of Votes Cast:	9,211,048	651,131	 	3,438,673





(3)  Advisory Vote Regarding Executive Officers' Compensation

The shareholders of the Company approved the compensation of the Company's executive officers in an advisory vote. The following is a breakdown of the voting results:


		  	Votes For	Votes Against	Abstentions
			---------       -------------   -----------
Number of Votes Cast:	4,486,005	1,282,734	3,555,568



  There were no broker non-votes on proposal 3.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     DYNASIL CORPORATION OF AMERICA
                                    (Registrant)

  Date:     March 11, 2013           By: /s/ Peter Sulick
                                             Peter Sulick
                                             Interim President and Interim CEO